SUB-ITEM 77Q1(A)



Amended and Restated By-Laws and Revised Appendix A to the By-Laws

Master Amended and Restated By-Laws for Massachusetts Investors Growth Stock Fund, dated January 1, 2002 as revised through May 2, 2016 and Appendix A thereto, as revised through May 2, 2016 is contained in Post-Effective Amendment No. 60 to the Registration Statement of MFS Series Trust III (File Nos. 2-60491 and 811-2794), as filed with the Securities and Exchange Commission via EDGAR on May 26, 2016, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.